UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017

TEL-INSTRUMENT ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road
East Rutherford, New Jersey 07073
(Address of principal executive offices)

(201) 933-1600
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 3 – Securities and Trading Markets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 27, 2017, Tel-Instrument Electronics Corp. (the “Company” or “Tel”) received a letter from the staff of the NYSE American (the “Exchange”) stating that, based on the Tel’s financial statements at March 31, 2017, Tel is not in compliance with  Section 1003(a)(i) of the NYSE American Company Guide, which requires that a company’s stockholders’ equity be $2.0 million or more if it has reported net losses in two of its last three fiscal years (the “Stockholders’ Equity Requirement”). As of March 31, 2017, the Company had a stockholders’ deficit of $54,361, which resulted from litigation costs, the accrual of $2.8 million in damages, as well as the recording of a valuation allowance against the Company’s deferred tax asset of $3.5 million, which resulted in the Company recording a net loss of $4.8 million for the fiscal year ended March 31, 2017, thus bringing the Company below the Stockholders’ Equity Requirement.
The Company must submit to the Exchange, by August 28, 2017, a plan advising of the actions the Company has taken or will take to regain compliance with the Stockholders’ Equity Requirement by January 29, 2019.
Tel’s stock will continue to be listed on the NYSE American while Tel works to regain compliance with the Stockholders’ Equity Requirement. The Company’s common stock will continue to trade under the symbol “TIK”. The Company’s receipt of such notification from the Exchange does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.
A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Press release dated August 2, 2017, “Tel-Instrument Electronics Corp Announces Receipt of NYSE American Non-Compliance Letter Regarding Minimum Equity Requirement”.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: August 2, 2017	By:	/s/ Joseph P. Macaluso
Name: Joseph P. Macaluso
Title: Principal Accounting Officer